UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  September 28,
2009


Managed Futures Profile MV, L.P.
(Exact Name of Registrant as Specified in Charter)



Delaware
(State or Other
Jurisdiction
of Incorporation)
000-53113
(Commission File
Number)

20-8529352
(IRS Employer
Identification
No.)



c/o Demeter Management LLC
522 Fifth Avenue
13th Floor
New York, NY 10036
 (Address of Principal Executive Offices)

(212) 296-1999
(Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

?	Written communications pursuant to Rule 425 under the
Securities Act.
?	Soliciting material pursuant to Rule 14a-12 under the
Exchange Act.
?	Pre-commencement communications pursuant to Rule 14d-2b
under the Exchange Act.
?	Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act.




       Item 1.01. 	Entry into a Material Definitive Agreement.

            (a) On September 28, 2009, Demeter Management LLC (the ?General Partner?), the general partner of Managed Futures Profile MV, L.P. (the ?Partnership?), along with Morgan Stanley Smith Barney Augustus I, LLC (the ?Augustus Trading Company?), entered into an Advisory Agreement (the ?Augustus Agreement?) with Augustus Asset Managers Limited (?Augustus?) to engage Augustus as a commodity trading advisor to the Augustus Trading Company which trades a portion of the Partnership?s assets. Pursuant to the Augustus Agreement, beginning on or about October 1, 2009, Augustus will begin trading assets for the Augustus Trading Company, and indirectly the Partnership, in accordance with its ?Global Rates Program? trading program. The Augustus Trading Company will pay Augustus a monthly management fee equal to a percentage of the net asset value of the Augustus Trading Company?s assets traded by Augustus, as well as an incentive fee equal to 20% of new trading profits (as defined in the Augustus Agreement) generated by Augustus. Any trading losses incurred by Augustus relating to the Augustus Trading Company?s, and indirectly the Partnership?s assets must be recovered before Augustus can earn any additional incentive fees on new trading profits.

            The Augustus Agreement has an initial term of one year, which, unless previously terminated, will automatically renew for additional one-year periods until terminated in accordance with the Augustus Agreement. The General Partner and the Augustus Trading Company are entitled to terminate the Augustus Agreement at any time upon five days prior written notice to Augustus or at any time upon the occurrence of certain events (as specified in the Augustus Agreement). Augustus is also entitled to terminate the Augustus Agreement at any time upon thirty days written notice to the General Partner and the Augustus Trading Company if certain other events occur (as specified in the Augustus Agreement). Augustus may terminate the Augustus Agreement at the end of the initial term upon 90 days prior written notice, and following such one-year term, may terminate the Augustus Agreement at any month end upon 90 days prior written notice.

            The Augustus Agreement also contains standard representations and warrantees and indemnification provisions.

      	(b) On October 1, 2009, the General Partner, along with Morgan Stanley Smith Barney GLC I, LLC (the ?GLC Trading Company?), entered into an Advisory Agreement (the ?GLC Agreement?) with GLC Ltd. (?GLC?) to engage GLC as a commodity trading advisor to the GLC Trading Company which trades a portion of the Partnership?s assets. Pursuant to the GLC Agreement, beginning on or about October 1, 2009, GLC will begin trading assets for the GLC Trading Company, and indirectly the Partnership, in accordance with its ?Global Macro Program? trading program. The GLC Trading Company will pay GLC a monthly management fee equal to a percentage of the net asset value of the GLC Trading Company?s assets traded by GLC, as well as an incentive fee equal to 20% of new trading profits (as defined in the GLC Agreement) generated by GLC. Any trading losses incurred by GLC relating to the GLC Trading Company?s, and indirectly the Partnership?s assets must be recovered before GLC can earn any additional incentive fees on new trading profits.

            The GLC Agreement has an initial term of one year, which, unless previously terminated, will automatically renew for additional one-year periods until terminated in accordance with the GLC Agreement. The General Partner and the GLC Trading Company are entitled to terminate the GLC Agreement at any time upon ten days prior written notice to GLC or at any time upon the occurrence of certain events (as specified in the GLC Agreement). GLC is also entitled to terminate the GLC Agreement at any time upon thirty days written notice to the General Partner and the GLC Trading Company if certain other events occur (as specified in the GLC Agreement). GLC may terminate the GLC Agreement at the end of any one-year period upon 60 days prior written notice.

            The GLC Agreement also contains standard representations and warrantees and indemnification provisions.

            Effective October 1, 2009, the approximate reallocation of the assets of Managed Futures Profile MV, L.P. will be as follows:

Trading Advisor
Trading Program
Allocation
Effective
October 1*
Aspect Capital Limited
Aspect Diversified
Program
17.0%
Augustus Asset
Managers Limited
Global Rates Program?
Futures/FX only
7.5%
Chesapeake Capital
Corporation
Diversified Trading
Program
15.0%
GLC Ltd
Global Macro Program
7.5%
Kaiser Trading Group
Pty Ltd.
Global Diversified
Trading Program
18.0%
Transtrend B. V.
Enhanced Risk Profile
(USD) of Diversified
Trend Program
18.0%
Winton Capital
Management Limited
Diversified Trading
Program
17.0%

* The General Partner has hired selected Trading Advisors on behalf of the Partnerships (through each Partnership?s allocation of assets to the applicable Trading Companies). Trading Advisors can be added, removed or replaced at any time by the General Partner, without advance notice to and consent of the Limited Partners. The asset allocation percentages above may change at any time in the future in the sole discretion of the General Partner.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

		Demeter Management LLC, the general partner of the Registrant, determined to change the Registrant?s name to Managed Futures Profile
MV, L.P. The Registrant?s Certificate of Limited Partnership was amended as of October 1, 2009, to change the name of the Registrant to Managed Futures Profile MV, L.P.

   	A copy of the Certificate of Amendment of Certificate of Limited Partnership of the Registrant is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits

   Exhibit
   Number		Description



3.1
Certificate of Amendment of Certificate of Limited Partnership of the Registrant dated as of October 1, 2009.


       SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   October 1, 2009
MANAGED FUTURES PROFILE MV, L.P.
By:	Demeter Management LLC
	as General Partner
/s/ Walter Davis
Name:  Walter Davis
Title:    President
































15